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                                                                  Exhibit 10.11

                        SEVERANCE COMPENSATION AGREEMENT

     This Agreement is effective as of the date it is signed by both AQUILA, INC., a Delaware corporation (the "Company"), and Jeffrey D. Ayers ("Executive").

     WHEREAS, the Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as defined in Section 2 below) of the Company; and

     WHEREAS, this Agreement sets forth the severance compensation to which the Executive will be entitled upon certain conditions if the Executive's employment with the Company terminates following a Change in Control.

     1. TERM. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (a) twelve months from the date hereof if a Change in Control has not occurred within such twelve-month period; provided that the term of this Agreement shall be automatically extended for an additional month upon each monthly anniversary of the date hereof until a party provides notice to the other party prior to the end of any month that such automatic extension shall cease, in which case this Agreement shall terminate at the end of the then existing twelve-month term; (b) the termination of the Executive's employment prior to a Change in Control by the Company or the Executive for any reason, with or without Cause (as defined in Section 4(c) below) and with or without Good Reason (as defined in Section 4(d) below); (c) the Executive's death; (d) the termination of the Executive's employment following a Change in Control by the Company for Cause, or as a result of the Executive's Disability (as defined in Section 4(a) below), or Retirement (as defined in Section 4(b) below); (e) the termination of the Executive's employment following a Change in Control by the Executive for any reason other then for Good Reason (as defined in Section 4(d) below); or (f) twelve months from the date of a Change in Control of the Company.

     2.   CHANGE IN CONTROL.

          (a) A "Change in Control" shall be deemed to have occurred following the date hereof if:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (ii) the following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on the

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          date hereof, constituted the Board of the Company and any new director
          (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule 14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election or nomination for election was previously approved; or

               (iii) the consummation of an agreement in which the Company agrees to merge or consolidate with any other entity, OTHER THAN (I) a merger or consolidation which would result in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) individuals described in paragraph (a)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof; or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (iv) the consummation of (I) a plan of complete liquidation or dissolution of the Company or (II) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, OTHER THAN a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

               (v) the occurrence of a UtiliCorp Change in Control (as defined in Section 12.2(b) below) prior to a distribution of the voting securities of the Company to the stockholders of UtiliCorp; or

               (vi) the adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Company.


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          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (b) A "UtiliCorp Change in Control" shall be deemed to have occurred if:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of UtiliCorp United Inc. ("UtiliCorp")(not including in the securities beneficially owned by such Person any securities acquired directly from UtiliCorp or its affiliates, other than in connection with the acquisition by UtiliCorp or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of UtiliCorp or the combined voting power of UtiliCorp's then outstanding securities; or

               (ii) the following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of directors then serving: individuals who, on August 4, 1998, constituted the board of directors of UtiliCorp and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of UtiliCorp (as such terms are used in Rule 14A-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the board of directors of UtiliCorp or nomination of election by UtiliCorp's stockholders was approved by a vote of at least two-thirds (2/3) of the UtiliCorp directors then still in office who either were directors on August 4, 1998, or whose appointment, election or nomination for election was previously approved; or

               (iii) consummation of an agreement in which UtiliCorp agrees to merge or consolidate with any other entity, other than (I) a merger or consolidation which would result in (A) the voting securities of UtiliCorp outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of UtiliCorp, greater than 50% of the combined voting power of the voting securities of UtiliCorp or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) such of Richard C. Green, Jr. and Robert K. Green continuing as members of the board of directors of the surviving entity or ultimate parent thereof as were members of the board of directors of UtiliCorp immediately prior to such transaction, and (C) individuals described in paragraph (b)(ii) above constitute more than one-half of the members of the board of directors of the surviving entity or ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of UtiliCorp (or


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          similar transaction) in which no Person is or becomes the Beneficial
          Owner, directly or indirectly, of securities of UtiliCorp (not including in the securities beneficially owned by such Person any securities acquired directly from UtiliCorp or its affiliates, other than in connection with the acquisition by UtiliCorp or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of UtiliCorp or the combined voting power of UtiliCorp's then outstanding securities; or

               (iv) consummation of a plan of complete liquidation or dissolution of UtiliCorp or an agreement for the sale or disposition by UtiliCorp of all or substantially all of UtiliCorp's assets, other than a sale or disposition by UtiliCorp of all or substantially all of UtiliCorp's assets to an entity, greater than 50% of the combined voting power of the voting securities of which is owned by Persons in substantially the same proportions as their ownership of UtiliCorp immediately prior to such sale.

               Notwithstanding the foregoing, a "UtiliCorp Change in Control" shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of UtiliCorp immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of UtiliCorp immediately following such transaction or series of transactions.

          (c) Notwithstanding the preceding provisions of this Section or any other provision in this Plan to the contrary, a "Change of Control" shall not be deemed to have occurred by reason of a distribution of the voting securities of the Company to the stockholders of UtiliCorp or by means of an initial public offering of such securities.

          (d) For purposes of this Section, the following definitions shall apply:

               (i) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

               (ii) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

               (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     3. CERTAIN DEFINITIONS. For purposes of this Agreement (a) "Voting Securities" of a person means equity securities or equity interests having a general right to vote for election of the members of the board of directors or managers of such person; and (b) "Person" shall have the meaning given it in Sections 3(a)(9) and 13(g)(3) of the Securities Exchange Act of 1934.


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     4.   OTHER DEFINITIONS.

          (a) DISABILITY. The term "Disability" as used in this Agreement shall mean the Executive's incapacity due to physical or mental illness which shall have caused the Executive to have been absent from his or her duties with the Company on a full-time basis for six months and the Executive shall not have returned to the full-time performance of the Executive's duties within 30 days after written Notice of Termination (as defined in paragraph 4(e) below) has been given by the Company.

          (b) RETIREMENT. The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having retired at or after age 65 or by any agreement between the Company and the Executive, or by any generally applicable retirement policy of the Company.

          (c) CAUSE. The term "Cause" as used in this Agreement shall mean (i) the willful and continued failure by the Executive to substantially perform his or her duties of employment with Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), unless the Executive uses reasonable efforts to correct such failure within a reasonable time after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his or her duties, (ii) the willful misconduct by the Executive which materially injures the Company, monetarily or otherwise, or (iii) conviction of, or entry of a plea of NOLO CONTENDERE with regard to, any felony or any crime involving moral turpitude or dishonesty of or by the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interests of the Company.

          (d) GOOD REASON. For purposes of this Agreement "Good Reason" shall mean any of the following if the same shall occur, without the Executive's express written consent, within twelve months after a Change in Control:

               (i) the assignment to the Executive of duties materially inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a material adverse change in the Executive's titles or reporting relationships as in effect immediately prior to the Change in Control, or any removal of the Executive from or any failure to reelect the Executive to any of such positions;

               (ii) a reduction in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after such Change in Control in an amount which at least equals, on a percentage basis, the


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          average percentage increase in base salary for the Executive during the three-year period immediately preceding the Change in Control;

               (iii) any failure by the Company or UtiliCorp to continue in effect any benefit plan or arrangement such as health, life and disability insurance or other material fringe benefits such as SERPs, deferred compensation plans, or 401(k) Plans in which the Executive was participating at the time of the Change in Control (or plans or arrangements or other benefits providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company or UtiliCorp which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under such Benefit Plans, taken in the aggregate;

               (iv) any failure by the Company or UtiliCorp to continue in effect any incentive plan or arrangement, such as bonus or performance plans, in which the Executive was participating at the time of the Change in Control (or plans or arrangements providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Incentive Plans"), or the taking of any action by the Company or UtiliCorp which would adversely affect the Executive's participation in or materially reduce the Executive's target benefits under any such Incentive Plan, expressed as a percentage of his or her base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year;

               (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Omnibus Incentive Compensation Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive was participating at the time of the Change in Control (or plans or arrangements providing him or her with substantially similar or better benefits, taken in the aggregate) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under such Securities Plans, taken in the aggregate.

               (vi) any requirement that the Executive relocate to any place outside of the metropolitan area in which the Executive performed the Executive's duties prior to the Change in Control, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of the Change in Control;

               (vii) any reduction in the number of paid vacation days per year to which the Executive was entitled immediately preceding the Change in Control;

               (viii) any material breach by the Company of any provision of this Agreement;


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               (ix) any failure by the Company to obtain the assumption of this
          Agreement by any successor or assign of the Company; or

               (x) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4(e), and for purposes of this Agreement, no such purported termination shall be effective.

          (e) NOTICE OF TERMINATION. Any termination of the Executive's employment due to the Executive's Disability, or for Cause, shall be effected pursuant to a Notice of Termination conforming to the requirements of this section. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

          (f) DATE OF TERMINATION. "Date of Termination" shall mean (i) if this Agreement is terminated by the Executive for Good Reason, the date Executive delivers notice of such termination to the Company; (ii) if Executive's employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (iii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

     5. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT. The Executive shall be entitled to payments and other benefits as set forth in Sections 5(a) and 5(b) if, within twelve months following a Change in Control, the Company shall terminate the Executive's employment other than for Disability, Retirement, or Cause, or, within such twelve-month period, the Executive shall terminate his or her employment for Good Reason. Except as specifically provided in this Section 5, the Executive shall have no right to receive compensation under this Agreement. Termination of employment due to death shall not give rise to any rights to compensation under this Agreement.

          (a) SEVERANCE PAY. If the Executive is entitled to benefits under this Section 5, the Company shall pay as severance pay in a lump sum, in cash, within thirty business days following the Date of Termination, an amount equal to 2.0 times the sum of:

               (i) the Executive's annual base salary, including all amounts of such salary that are deferred under the qualified and non-qualified employee benefit plans of UtiliCorp, the Company or any of its subsidiaries, determined at the greater of the rate in effect as of the date of such termination or the highest rate in effect at any time during the 90 day period prior to the Change in Control ("Annual Base Salary"); and


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               (ii) the Executive's average annual incentive bonus paid or payable for the prior three calendar years (or, if the Executive was not employed by the Company or any of its subsidiaries for the three prior calendar years, for the number of years the Executive was so employed), including all amounts of such bonus that are deferred under the qualified or non-qualified employee benefit plans of UtiliCorp, the Company, or any of its subsidiaries ("Annual Incentive Bonus").

          (b) OTHER BENEFITS. If the Executive is entitled to benefits under this Section 5, then in addition to compensation set forth in Section 5(a) hereof, subject to the provisions and limitations set forth below, the Executive shall be entitled to the following benefits from the Company:

               (i) Commencing on the Date of Termination and for a period of three months thereafter, the Executive may exercise all stock options granted to the Executive pursuant to the Company's Omnibus Incentive Compensation Plan or any such other stock plan including any such plan of UtiliCorp. Such stock options shall be exercisable whether or not:
          (A) such options are vested; or (B) any installment exercise terms as stipulated in any award agreement issued under such Plan have been satisfied. However, in no event shall the Executive exercise any stock option after the expiration of the option period as stipulated in an award agreement issued under such Plan.

               (ii) Effective as of the Date of Termination, any restrictions relating to stock awards under the Company's Omnibus Incentive Compensation Plan or Employee Stock Purchase Plan or any such plan or plans of UtiliCorp shall lapse.

               (iii) Effective as of the Date of Termination, the Executive may elect to have any compensation which has been deferred paid to him.

               (iv) Effective as of the Date of Termination, the Executive will be immediately vested in any long term incentive compensation under any long term incentive plan of the Company or UtiliCorp.

               Nothing herein shall be deemed to limit the provisions of any other instrument or document governing any of the above, including without limitation provisions that require or permit earlier vesting or acceleration of any rights or benefits or earlier lapse of any restrictions.

               (v) Effective as of the Date of Termination and continuing until two years after the Date of Termination, the Company will provide the Executive with life, accidental death and dismemberment, long-term disability and health insurance coverage at the same cost to the Executive and at materially the same level of coverage for the Executive as the coverage in effect immediately prior to the Date of Termination. The Company shall, at its option, contribute amounts it is required to contribute on behalf of Executive pursuant to this paragraph either to: (A) plans maintained for the Company's employees; or (B) private insurance


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          plans. The health insurance continuation benefits paid for hereunder shall be deemed to be a part of the Executive's COBRA coverage. All such health benefits shall be in addition to any other benefits relating to health or medical care benefits that are available under the Company's policies to the Executive following termination of employment; provided, however, that in the event the Executive becomes covered under substitute health plans of another employer with materially the same level of coverage as that provided by the Company during this period, subject to the applicable requirement of COBRA, the Company will no longer provide health coverage under this paragraph.

          (c)  Gross-Up Payment

               (i) In the event that any payments under this Agreement or any other compensation, benefit or other amount from the Company for the benefit of Executive are subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (including any applicable interest and penalties, the "Excise Tax"), no such payment ("Parachute Payment") shall be reduced (except for required tax withholdings) and the Company shall pay to Executive by the earlier of the date such Excise Tax is withheld form payments made to Executive or the date such Excise Tax becomes due and payable by Executive, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Parachute Payments, taxes based upon the Tax Rate and Excise Tax upon the payment provided for by this Section 5(c), shall be equal to the amount the Executive would have received if no Excise Tax had been imposed. The Company shall determine in good faith whether any of the Parachute Payments are subject to the Excise Tax and the amount of any Excise Tax and shall notify Executive of its determination. The Company and Executive shall file all tax returns and reports regarding such Parachute Payments in a manner consistent with the Company's reasonable good faith determination. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay taxes at the Tax Rate applicable at the time of the Gross-Up Payment. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time a Parachute Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment as the rate provided in
          Section 1274(d)(1) of the Code or other applicable provision of the Code but only to the extent that such interest is paid to Executive. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time a Parachute Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest or penalties payable in respect of such excess) at the time that the amount of such excess is finally determined. The Company shall reimburse Executive for all reasonable fees, expenses, and costs related to determining the reasonableness of any Company position in connection with this paragraph,


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          preparation of any tax return or other filing that is affected by any matter addressed in this paragraph and any audit, litigation or other proceeding that is affected by any matter addressed in this paragraph. For the purposes of the foregoing, "Tax Rate" means Executive's effective tax rate based upon the combined federal and state and local income, earnings, Medicare and any other tax rates applicable to Executive, net of the reduction in federal income taxes which could be obtained by deduction of such state and local taxes.

     6.   NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL
RIGHTS.

          (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

          (b) Except as expressly provided in Section 5(c), the provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

     7.   SUCCESSOR TO THE COMPANY.

          (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by agreement in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation, a majority of the Voting Securities of which is then owned by the Company, or other entity of which a majority of the Voting Securities is owned by the Company, "Company" as used in Sections 4, 5, 13 and 14 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to
     Section 5 hereof.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts


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     are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or if there be no such designee, to the Executive's estate. The services to be provided by the Executive to the Company under this Agreement are personal and are not delegable or assignable.

     8. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company:

          Aquila, Inc.
          1100 Walnut, Suite 3300
          Kansas City, Missouri 64106
          ATTN: Corporate Secretary

          If to the Executive to the address of
          the Executive on the books of the Company.

     Another address may be used if a party has furnished a different address to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. SOLE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the matters contemplated herein. Any earlier agreement relating to severance compensation between the parties or between the Executive and any affiliate of the Company is hereby terminated and superseded, and all obligations by either party thereunder shall cease immediately preceding the commencement of the term of this Agreement and are hereby agreed to be satisfied in full. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     10. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. LEGAL FEES AND EXPENSES. The Company shall pay all legal fees and expenses which the Executive reasonably may incur as a result of the Company's contesting the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement if the Executive is a prevailing party in such contest. For purposes of this Agreement, the Executive


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shall be a prevailing party if a final judgment is entered determining the
Executive to be entitled to at least fifty percent of the value of any disputed claims.

     13. CONFIDENTIAL INFORMATION. The Executive agrees not to disclose during the term hereof or thereafter any of the Company's confidential or trade secret information, except as required by law. The Executive recognizes that the Executive shall be employed in a sensitive position in which, as a result of a relationship of trust and confidence, the Executive will have access to trade secrets and other highly confidential and sensitive information. The Executive further recognizes that the knowledge and information acquired by the Executive regarding employer/employee contracts, customers, pricing schedules, advertising and interviewing techniques, manuals, systems, procedures and forms represent the most vital part of the Company's business and constitute by their very nature, trade secrets and confidential knowledge and information. The Executive hereby stipulates and agrees that all such information and materials shall be considered trade secrets and confidential information. If it is at any time determined that any of the information or materials identified in this paragraph 13 are, in whole or in part, not entitled to protection as trade secrets, they shall nevertheless be considered and treated as confidential information in the same manner as trade secrets, to the maximum extent permitted by law. The Executive further agrees that all such trade secrets or other confidential information, and any copy, extract or summary thereof, whether originated or prepared by or for the Executive or otherwise coming into the Executive's knowledge, possession, custody, or control, shall be and remain the exclusive property of the Company.

     14. WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. This confidentiality provision shall be in addition to any confidentiality requirement of Executive under any policy, practice, agreement or applicable law.

     15. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration. Any such arbitration shall take place in Kansas City, Missouri, in accordance with the commercial arbitration rules of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and judgment therein may be entered in the highest court of the forum, state or federal, having jurisdiction.

     16. ATTACHMENT. Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

     17. WAIVERS. Any waiver by a party or any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party. Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


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

     18. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

     19. GOVERNING LAW. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Missouri.

     20. REFERENCES TO UTILICORP. Any references to UtiliCorp or a UtiliCorp Change in Control shall cease to apply as of the date that UtiliCorp ceases to own at least 50% of the combined voting power of the Company's then outstanding securities, except that Section 5(b)(i) shall continue to apply to any stock options granted by UtiliCorp and Section 5(b)(ii) shall apply to any stock awards granted by UtiliCorp.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                   AQUILA, INC.

                                   By: /s/ Robert K. Green
                                       -----------------------------------------

                                   Title: Chairman of the Board

                                   Date: March 16, 2001



                                   EXECUTIVE

                                         /s/ Jeffrey D. Ayers
                                         --------------------------------------

                                   Date: March 16, 2001



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